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HERBEIN + COMPANY INC.




                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the reference to our firm under the captions "Experts" and "Selected Historical and Pro Forma Combined Financial Data" in the Form S-1 Registration Statement of Pegasus Communications Corporation filed with the Securities and Exchange Commission for the initial registration of Class A Common Stock, and to the inclusion therein of our reports dated March 4, 1994 with respect to the 1993 combined financial statements and financial statement schedule of Pegasus Communications Corporation.





/s/ HERBEIN + COMPANY, INC.
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HERBEIN + COMPANY, INC.




Reading, Pennsylvania
May 31, 1996